UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12.

Central Pacific Financial Corp.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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September 10, 2009

To All Staff:

As indicated in my 8/28 email, we have commenced our proxy solicitation for our forthcoming special meeting of shareholders.  At this meeting, shareholders will be asked, among other things, to approve an increase in the Company’s authorized common shares from 100 million to 185 million shares.  Copies of the proxy statement and voting instructions were attached to the 8/28 email to assist in addressing your inquiries.

Many of you are shareholders of our Company and I would like to emphasize the importance of your vote at the Company’s special meeting of shareholders, particularly since proposals #1 and #2 in the proxy each require the affirmative vote of two-thirds of the Company’s outstanding shares of common stock.  You may hold Company shares in one or more forms: as a shareholder of record; shares held in street name at a bank or broker; and/or shares held as a participant in our 401(k) plan.  If you hold shares through our Company’s 401K Plan, then not voting will result in Vanguard automatically voting your shares in proportion to the votes that are submitted by other plan participants.  Therefore, exercising your right to vote is critical, and we encourage you to return each proxy or voting instruction form you receive to make certain that all of your shares are voted.

We continue to believe that providing the Company with more flexibility in our overall capital raising plan by increasing the number of authorized common shares is in the best interest of the Company, and of all of its shareholders.  A stronger capital position will allow the Company to continue supporting our customers and community during the recession, and will better position us to prosper when the economy recovers.

We appreciate your consideration and the prompt return of your proxy. On behalf of your board and management, thank you.

Ron.

Additional Information and Where To Find It

This communication may be deemed to be solicitation material in respect of the special meeting of shareholders.  Central Pacific Financial has filed a proxy statement with the SEC.  INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Investors and security holders will be able to receive the proxy statement and other relevant documents free of charge at the SEC’s web site, www.sec.gov or from the investor relations page of Central Pacific Financial’s website, www.centralpacificbank.com.

Participants In Solicitation

Central Pacific Financial and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the shareholders meeting.  Information regarding the interests of Central Pacific Financial’s directors and executive officers in the proxy solicitation is included in Central Pacific Financial’s definitive proxy statement.